UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2007

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-124594 (Commission File Number)	13-3419202 (I.R.S. Employer Identification Number)

1800 Century Park East, Ste. 200, Los Angeles, CA 90067
(Address of principal executive offices) (zip code)

(310) 895-7750
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into A Material Definitive Agreement

On April 26, 2007, Automotive Service Group, LLC (“ASG”), a wholly owned subsidiary of Automotive Service Group, Inc (“ASG, Inc.”), which is a wholly owned subsidiary of Patient Safety Technologies, Inc. (the “Company”), entered into a binding term sheet to sell its express car wash located in Birmingham, Alabama (“Roebuck”) to Charles H. Dellaccio and D.W. Grimsley, Jr. Mr. Grimsley is the Chairman of the Board and Chief Executive Officer of ASG, Inc. Roebuck will be sold “as-is, how-is” without any warranties or representations by ASG. Mr. Deallacio and Mr. Grimsley will assume all of the Roebuck equipment leases and contracts. ASG will receive $1.5 million from the sale of Roebuck.

On April 26, 2007, ASG entered into a binding term sheet to sell real property located in Birmingham, Alabama (the “Trussville Site”) to Charles H. Dellaccio and D.W. Grimsley, Jr. As a condition precedent to the sale of the Trussville Site, Mr. Dellacio and Mr. Grimsley are required to close the sale of Roebuck described above. ASG will receive $750,000 for the sale of the Trussville Site.

Effective April 4, 2007, ASG entered into an agreement for the sale of real property located in Tuscaloosa, Alabama (the “Tuscaloosa Undeveloped Land”) to Twin Properties, LLC. Pursuant to this transaction, ASG is responsible for obtaining title insurance, all required taxes related to the transaction and providing a marketable title in fee simple to Twin Properties, LLC. ASG agreed to sell the Tuscaloosa Undeveloped Land for a purchase price of $965,000 dollars. This transaction is expected to close within five weeks.

Copies of the term sheets for Roebuck and the Trussville site and the Agreement for the sale of the Tuscaloosa Undeveloped Land are attached as exhibits hereto.

Item 8.01	Other Events.

On April 27, 2007, the Company issued a press release announcing the sale of Roebuck, the Trussville Site and the Tuscaloosa Undeveloped Land. A copy of the press release is attached hereto as Exhibit 99.4 and incorporated herein by reference.

Item9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Term Sheet for the Sale of Roebuck
99.2	Term Sheet for the Sale of the Trussville Site
99.3	Agreement for the Purchase and Sale of Real Property relating to the Tuscaloosa Undeveloped Land
99.4	Press Release dated April 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: May 2, 2007	By:	/s/ Lynne Silverstein
Lynne Silverstein
Executive Vice President

Exhibit Index

Exhibit No.	Description
99.1	Term Sheet for the Sale of Roebuck
99.2	Term Sheet for the Sale of the Trussville Site
99.3	Agreement for the Purchase and Sale of Real Property relating to the Tuscaloosa Undeveloped Land
99.4	Press Release dated April 27, 2007